Exhibit 99
Classic Aviation Products
FOR IMMEDIATE RELEASE April 11, 2003	For More Information, Contact: William A. Griffith, Investor Relations 913-780-9595 Jim Drewitz, Public Relations 972-355-6070

BUTLER NATIONAL CORPORATION ANNOUNCES THEIR SUBSIDIARY, AVCON INDUSTRIES, HAS SUCCESSFULLY COMPLETED SECOND PHASE FLIGHT TESTING OF REDUCED VERTICAL SEPARATION MINIMUMS (RVSM)

- Avcon's RVSM Allows Aircraft To Fly At 1,000 Feet Separation At Altitudes Above 29,000 Feet -

Olathe, Kansas, April 11, 2003. Butler National Corporation (OTC Bulletin Board "BUKS"), announces their wholly owned subsidiary, Avcon Industries, Inc., has successfully completed the second phase, comparison flight testing, in their company Lear 25D. Flight testing of the aircraft was configured with both Rosemount and Standard Pitot Static systems installed on the aircraft. The test aircraft is now fully modified with RVSM equipment for the completion of flight testing, and is currently being conformed by the FAA.

A company test flight of the fully modified aircraft was completed on March 21, 2003 and all systems, including the FC110 autopilot, performed flawlessly at various RVSM altitudes, and at speeds ranging from .65 mach to .80 mach. FAA flight testing should resume in early April, and Avcon anticipates receiving the Equipment and Non-Group RVSM STC in May, with Group Certification flights commencing immediately afterwards.

The comparison flight testing is required by the FAA as part of a major certification effort to allow jet aircraft to operate at Reduced Vertical Separation Minimums (RVSM) from altitudes of 29,000' through 41,000'. RVSM requires the redundant installation of electronic altimeters and sensing equipment, which allows aircraft to safely fly with a vertical separation of only 1,000' between aircraft flying in opposite directions, instead of 2,000' vertical separation currently required. Avcon intends to certify the RVSM Solution for Learjet 20 Series aircraft to meet the new FAA requirements. Avcon and Bizjet will offer installation of the solutions at Newton, Kansas, at an anticipated price of $149,500 per aircraft. There are approximately 500 Learjet 20 series aircraft in use worldwide. The Company expects a significant number of these operations to select Avcon as their RVSM solution.

Avcon is in the process of scheduling a minimum of five customer aircraft for modification and flight-testing to gain FAA Group RVSM approval. The five aircraft are required (at a minimum) to prove altitude consistency between installations.

It is anticipated that FAA Supplemental Type Certificate (STC) approval will be obtained by June of this year, with customer installation beginning immediately after STC approval. All aircraft required to fly in RVSM airspace in the Continental U.S. must be modified by January 2005.

Clark Stewart, President and Chief Executive Officer of Butler National Corporation said, "I am very pleased we have advanced so rapidly and successfully with the Phase Two Comparison testing of our RVSM equipment. I believe it proves once again Avcon is committed to providing product improvements and safety enhancements for "Classic" aircraft like the 20 Series Learjets."

About Butler National Corporation:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dessault and Raytheon business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:
The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements for discussion of factors which could affect the Company's operations and forward-looking statements contained herein.

For more information, please visit the Company web site: www.butlernational.com